UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On June 21, 2016, CSG Systems International, Inc. (“CSG”) issued a press release announcing that the $44 million of its remaining outstanding 3.0% Senior Subordinated Convertible Notes issued in March 2010, due March 1, 2017 (the “2010 Convertible Notes”) (CUSIP Number 126349 AC3), will be convertible beginning July 1, 2016 through August 31, 2016.

Pursuant to the terms of the Indenture, prior to September 1, 2016, holders of the 2010 Convertible Notes can convert their securities at any time in the fiscal quarter following the period in which the price of CSG’s common stock trades over 130% of the conversion price for at least 20 consecutive trading days in the last 30 trading days of a fiscal quarter.  As of June 16, 2016, the closing price of CSG’s common stock exceed 130% of the conversion price for the required period, thus allowing for the 2010 Convertible Notes to be converted at the holder’s option during the period beginning July 1, 2016 and ending August 31, 2016.  The conversion price was $22.73 at June 16, 2016, or 43.9954 shares per $1,000. Based on the closing stock price for CSG of $41.28 on June 16, 2016, the remaining $44 million of par value of the 2010 Convertible Notes would have had a total settlement value of approximately $80 million.

Upon any conversion of the 2010 Convertible Notes, CSG will settle its conversion obligation as follows:  (i) it is required to pay cash for 100% of the par value of the 2010 Convertible Notes that are converted; and (ii) to the extent the value of its conversion obligation exceeds the par value, it can satisfy the remaining conversion obligation in its common stock, cash, or any combination of its common stock and cash, at the discretion of CSG.

On or after September 1, 2016, pursuant to the terms of the Indenture, the holders of the 2010 Convertible Notes can elect to convert their securities at any time, with the settlement occurring on March 1, 2017.

Item 8.01 Other Events.

On June 21, 2016, CSG issued a press release announcing the satisfaction of the market price conversion trigger for the 2010 Convertible Notes.  A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CSG Systems International, Inc. dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2016

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1Press release of CSG Systems International, Inc. dated June 21, 2016

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